Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to the Registration Statement of NorthWest Indiana Bancorp on Form S-4 of our report dated March 20, 2018 on the consolidated financial statements of AJS Bancorp, Inc. as of and for the years ended December 31, 2017 and 2016, and to the reference to us under the heading “Independent Registered Public Accounting Firm, Independent Auditors, and Experts” in the prospectus.

/s/Crowe LLP

Oak Brook, Illinois
October 23, 2018